Exhibit 1 to 6-K dated April, 2002.

FORM 27

SECURITIES ACT
MATERIAL CHANGE REPORT UNDER SECTIONN 85(1) OF THE SECURITIES ACT
(BRITISH COLUMBIA) AND SECTION 118(1) OF THE SECURITIES ACT (ALBERTA)

1. REPORTING ISSUER
Triband Enterprise Corp. ("Triband")
#903 - 1485 West 6th Ave., Vancouver, B.C., V6H 4G1

2. DATE OF MATERIAL CHANGE
April 17th, 2002.

3. NEWS RELEASE
April 17th, 2002

4. SUMMARY OF MATERIAL CHANGE
Triband updated the shareholders of the Company via News Release providing information on the number of shares issued and outstanding and the fully diluted number of shares. Further, the Company updated the Shareholders on the exploration work performed on the Company's properties in Nevada.

5. FULL DESCRIPTION OF MATERIAL CHANGE
See News Release.

6. RELIANCE ON SECTION 85(2) OF THE SECURITIES ACT (BRITISH COLUMBIA) AND
   SECTION 118(2) OF THE SECURITIES ACT (ALBERTA)
Not applicable

7. OMITTED INFORMATION
Not applicable

8. SENIOR OFFICER
Gary Freeman
Triband Enterprise Corp.
#903 - 1485 West 6th Ave., Vancouver, B.C. , V6H 4G1

9. STATEMENT OF SENIOR OFFICER
The foregoing accurately discloses the material change referred to herein

DATED at Vancouver, British Columbia, this 1st day of February, 2002

TRIBAND ENTERPRISE CORP.

Per: "Gary Freeman"______________
Gary Freeman, President, Director